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                                                                     Exhibit 2.4

                       SCHEDULES AND EXHIBITS OMITTED FROM
                        THE AGREEMENT AND PLAN OF MERGER
                                AS FILED HEREWITH

1    Escrow Agreement

2    Registration Agreement

3    Paxton Employment Agreement

4    Paxton Option Agreement

5    Opinion of Counsel to ECI, Inc.

6    List of Directors and Officers of Surviving Corporation

7    Disclosure Schedules of ECI, Inc.

8    Capitalization of Cytation.com Incorporated